EXHIBIT 10.4

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT ("Amendment") is entered into as of July 26, 2006, by and between TECHNOLOGY SQUARE FINANCE, LLC, a Massachusetts limited liability company ("Seller") and ARE-MA REGION NO. 31, LLC, a Delaware limited liability company ("Buyer").

R E C I T A L S

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Contract dated as of July 3, 2006, as amended by a First Amendment to Purchase and Sale Contract (the "First Amendment") dated as of July 10, 2006 and a Second Amendment to Purchase and Sale Contract (the "Second Amendment") dated as of July 14, 2006 (as so amended, the "Agreement") with respect to certain real and personal property (the "Property") located at Technology Square, Cambridge, Massachusetts, which Property is more particularly described in the Agreement; and

WHEREAS, Seller and Buyer have agreed to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Seller and Buyer hereby amend the Agreement as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2. Additional Seller Deliveries at Closing. Seller and Buyer hereby agree that Seller shall deliver the following additional documents at the Closing in accordance with the terms of Section 6.2 of the Agreement:

  A true, correct and complete list of all Space Leases in effect with respect to the Premises, updated through the date of the Closing, in the form attached to the Agreement as Exhibit T (the "Updated Rent Roll");

3. Additional Seller Representations and Warranties. Section 12.1 of the Agreement is hereby amended by adding the following new representations and warranties of Seller to Buyer under the Agreement as Subsections (l) and (m) after the end of Subsection (k) and before the beginning of Section 12.2 of the Agreement:

"(l) Seller has performed all obligations required to be performed by Seller pursuant to the terms of that certain Agreement to Perform Closing Obligations dated as of March 26, 2004, executed by Seller for the benefit of Connecticut General Life Insurance Company and ING USA Annuity and Life Insurance Company; and

(m) There currently exists no event of default on the part of Seller under any of the Loan Documents, nor any condition which, with the passage of time or the giving of notice, or both, would constitute an event of default on the part of Seller under any of the Loan Documents. To the best of Seller's knowledge, there currently exists no event of default on the part of Lender under any of the Loan Documents, nor, to the best of Seller's knowledge, any condition which, with the passage of time or the giving of notice, or both, would constitute an event of default on the part of Lender under any of the Loan Documents."

4. Revised First Amendment to Development Agreement. Exhibit G to the Second Amendment, the "Form of First Amendment to Development Agreement," is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

5. Extension of Closing Date. The first paragraph of Article 6 of the Agreement is hereby amended by deleting therefrom the date "July 26, 2006" and replacing it with the date "July 27, 2006."

6. Counterparts. This Amendment may be executed in one or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment.

7. Ratification. Except as amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

TECHNOLOGY SQUARE FINANCE, LLC, a Massachusetts limited liability company

By: Massachusetts Institute of Technology,
a Massachusetts charitable corporation,
its Manager

By: /s/ Steven C. Marsh
Name: Steven C. Marsh
Its: Managing Director, Real Estate

BUYER:

ARE-MA REGION NO. 31, LLC, a Delaware limited
liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
its Managing Member

By: ARE-QRS Corp.,
a Maryland corporation,
its General Partner

By: /s/ Jennifer Pappas
Name: Jennifer Pappas
Its: V.P. & Assistant Secretary

Acknowledgement by Escrow Agent

Escrow Agent acknowledges the terms of the foregoing Amendment, and agrees to continue to be bound by those terms of the Agreement applicable to the Escrow Agent.

ESCROW AGENT:

Chicago Title Insurance Company

By: /s/ Gus Aguilar
Name: Gus Aguilar
Its: AVP/Senior Escrow Officer